EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S1 (No. 333-189507), Registration Statement on Form S-8 (No. 333-192540) and Registration Statement on Form S-8 (No. 333-198835) of NMI Holdings, Inc. of our report dated February 19, 2015, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10K.

/s/ BDO USA, LLP
San Francisco, California

February 19, 2015